Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of March 8, 2023 (this “Agreement”), is entered into by and among Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership, acting by its General Partner (“Parent”), BCPE Diamond Investor, LP, a Delaware limited partnership (the “Stockholder”) and Diversey Holdings, Ltd., a Cayman Islands exempted company (the “Company”).

RECITALS

WHEREAS, concurrently herewith, Parent, Diamond Merger Limited, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of ordinary shares, par value $0.0001 per share, of the Company (“Company Shares”) as set forth on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Company Shares or other voting securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof and prior to the Termination Date, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the Company, Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company, Parent and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Stockholder hereby agree as follows:

1.            Agreement to Vote. Prior to the Termination Date (as defined herein), the Stockholder irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company, in each case with respect to the matters described in clause (b) below, (a) when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Merger, the adoption of the Merger Agreement and Plan of Merger and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other similar business combination between the Company or any of its Subsidiaries and any other Person (other than the Merger) and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement. Except as expressly set forth in clauses (a) and (b) of this Section 1, the Stockholder shall retain at all times the right to vote the Covered Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company Shareholders, and the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Company Shareholders. Notwithstanding the foregoing, nothing in this Agreement shall require the Stockholder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement that decreases the amount or changes the form of the merger consideration payable to the Company Shareholders.

2.            No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, and for the Investor Rights Agreement, dated as of March 19, 2021, by and among the Company and the other parties thereto (the “Investor Rights Agreement”), the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement. The Stockholder and the Company hereby agree to terminate the Investor Rights Agreement effective immediately prior to consummation of the transactions contemplated by the Rollover Agreement without any continuing liability on behalf of any party thereto, and, for the avoidance of doubt, each of the Stockholder and the Company hereby waive the application of Section 3.4.3 of the Investor Rights Agreement to the transactions contemplated by the Rollover Agreement and the Merger Agreement.

3.            Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the election of the Stockholder in its sole discretion to terminate this Agreement promptly following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces or changes the form of consideration payable to the Stockholder relative to the other stockholders of the Company pursuant to the Merger (such earlier date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 9 and 12 – 27 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

4.            Representations and Warranties of The Stockholder. The Stockholder hereby represents and warrants as follows:

(a)            The Stockholder is the record or beneficial owner of, the Covered Shares, free and clear of any pledges, claims, liens, charges, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than as created by this Agreement, applicable federal securities laws and the Stockholder’s Organizational Documents. The Stockholder holds sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Stockholder and its Affiliates do not own beneficially or of record any (i) Company Shares or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for Company Shares or other voting securities of the Company or (iii) options or other rights to acquire from the Company any Company Shares, other voting securities or securities convertible into or exchangeable for Company Shares or other voting securities of the Company.

(b)            The Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)            Except for the applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the Organizational Documents of the Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of the Stockholder pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform its obligations hereunder.

(d)            As of the date hereof, there is no Legal Proceeding pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(e)            Except as provided in the Merger Agreement or the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company or its Subsidiaries would be liable or responsible following the Closing in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f)            The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

5.            Certain Covenants of Stockholder. The Stockholder hereby covenants and agrees as follows:

(a)            Prior to the Termination Date, the Stockholder shall not, and shall not authorize or permit any of its Representatives (provided that the Company, its Subsidiaries and its and their Representatives shall not be considered a Representative of the Stockholder for purposes of this Section 5), directly or indirectly, to:

(i)            solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Acquisition Proposal;

(ii)           enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;

(iii)          execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv)          make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Company Shares intending to facilitate any Acquisition Proposal or cause shareholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

(b)           The Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 5(a) above.

(c)            The Stockholder or its Subsidiaries, or any of its or their respective directors or officers, or any of its controlled Affiliates or agents acting on its or their behalf shall not assert, file or otherwise commence, directly or indirectly (or encourage, facilitate or support any other person to file or commence), any lawsuit or other Legal Proceeding asserting a claim under, or action against, any Sponsor Related Party (as defined in the Equity Commitment Letter) or any Guarantor or any Guarantor Affiliate (each as defined in the Guarantee) in connection with the Equity Commitment Letter, the Guarantee, the Merger Agreement, the Debt Commitment Letter or any transaction contemplated thereby or otherwise relating hereto or thereto, other than any Permitted Claim (as defined in, and to the extent permitted under, Section 2 (Changes in Obligations; Certain Waivers) of the Guarantee), in each case, subject to all of the terms, conditions and limitations therein; provided, that for the purposes of this provision, the Company and its Subsidiaries shall not be deemed controlled Affiliates of the Stockholder.

(d)           Prior to the Termination Date, and except as contemplated hereby or by the Rollover Agreement, the Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of materially preventing or disabling the Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of the Covered Shares (including any new Covered Shares as described in the immediately succeeding paragraph) by the Stockholder (x) to any beneficial owner, shareholder, member or partner of the Stockholder or (y) to any Affiliate of the Stockholder, so long as, in the case of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder reasonably acceptable to Parent memorializing such agreement; provided that any transfer of Rollover Shares shall require the prior written consent of Parent. Any permitted Transferee of any Covered Shares pursuant to this Section 5(c) shall be referred to as a “Permitted Transferee”.

(e)            Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Shares or other voting securities with respect to the Company, such Company Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Shares or voting securities shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify Parent and the Company of any such event.

(f)            Notwithstanding anything to the contrary contained herein, (i) the Stockholder and its Representatives shall be entitled to participate in discussions or negotiations with any Person making an Acquisition Proposal with respect to such Acquisition Proposal, including entering into a voting agreement (to the extent permitted in clause (ii) below) in support thereof, but only in the event that the Company and its Representatives are permitted to engage in discussions or negotiations in response to such Acquisition Proposal pursuant to and in accordance with Section 5.3 of the Merger Agreement and (ii) the Stockholder shall be entitled to enter into any such voting agreement with any Person making a Superior Proposal simultaneously with the execution and delivery of a definitive Alternative Acquisition Agreement by the Company entered into as and to the extent permitted by the Merger Agreement (including Section 8.1(h) thereof). Nothing in this Section 5 shall prohibit the Stockholder or any of its Representatives from informing any Person of the existence of the provisions of this Section 5.

6.            Cooperation. (a) The Company, Parent and the Stockholder shall cooperate to, within ten (10) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ all necessary filings required by the HSR Act in connection with this Agreement and the Merger, which shall request early termination of the HSR Act waiting period (if available) and (b) the Company and the Stockholder shall, as promptly as reasonably practicable, supply to Parent any information that may be reasonably required (x) to prepare such filings required by the HSR Act and such filings, forms and submissions with each Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter or (y) to respond to information requests by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made.

7.            Proxy Statement; Schedule 13e-3. The Company, Parent and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by the Merger Agreement. The Stockholder will provide information reasonably requested by the Company or Parent in connection with the preparation of the Proxy Statement and Schedule 13e-3. To the knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Company will not file the Proxy Statement with the SEC without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested thereto by the Stockholder and its counsel. The Company and Parent shall (i) provide the Stockholder and its counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and its other Representatives.

8.            Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a beneficial owner of the Company, and nothing in this Agreement shall restrict, limit or affect the ability of any Affiliate or designee of the Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity. No action taken (or omitted to be taken) in any such capacity as a director or officer shall be deemed to constitute a breach of this Agreement.

9.            Waiver of Appraisal Rights. The Stockholder agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under applicable Law, including under Section 238 of the CICA.

10.          Disclosure. The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC or other applicable Law and in the Proxy Statement the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided that, Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon.

11.          Further Assurances. From time to time, at the request of Parent and without further consideration, the Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

12.          Non-Survival of Representations and Warranties. The representations and warranties of the Stockholder contained herein shall not survive the Termination Date.

13.          Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein; provided that any such amendment by the Company shall be approved by the Special Committee.

14.          Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party; provided that any such waiver given by the Company shall be at the direction of and approved by the Special Committee.

15.          Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand; or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a)            If to the Stockholder, to the address set forth opposite the Stockholder’s name on Schedule A hereto.

(b)            If to Parent:

Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attention: Royce Warrick; Mark M. Dugan
E-mail: [***]

and

c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attention: John Holland, General Counsel
E-mail: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067-3026
Attention: Ari B. Lanin
E-mail: ALanin@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attention: Evan D’Amico
E-mail: EDAmico@gibsondunn.com

(c)            if to the Company, to:

Diversey Holdings, Ltd.
1300 Altura Road, Suite 125

Fort Mill, South Carolina 29708
Attention: General Counsel
E-mail: [***]

with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn: David A. Katz; Zachary S. Podolsky
E-mail: DAKatz@wlrk.com; ZSPodolsky@wlrk.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sarkis Jebejian, P.C.

Christopher M. Thomas, P.C.

Andrew Struckmeyer

E-mail: sarkis.jebejian@kirkland.com

christopher.thomas@kirkland.com

andrew.struckmeyer@kirkland.com

16.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

17.          No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

18.          Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Company shares, the rights provided in Section 238 of the CICA, the fiduciary or other duties of the Company Board and the boards of directors of the General Partner (as general partner of Parent) and Merger Sub and the internal corporate affairs of the Company and Merger Sub.

19.          Consent to Jurisdiction. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, and nothing in this Section 19 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, the Company and the Stockholder agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

20.          Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other party; provided, however, that Parent may assign all or any portion of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, that any such consent by the Company shall be approved by the Special Committee; provided, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No assignment by any party will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 20 is null and void.

21.          Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (A) the parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the rights and limitations of specific enforcement under this Section 21 are an integral part of the Merger and without that right, no party would have entered into this Agreement.

22.          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

23.          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

24.          Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

25.          Facsimile or .pdf Signature. Any counterpart to this Agreement, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

26.          No Presumption Against Drafting Party. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

27.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to the Stockholder in the voting of any Covered Shares except as specifically provided herein and in the Merger Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

28.          Acknowledgment. The Stockholder hereby acknowledges and agrees that, in connection with the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, each Covered Share will be automatically cancelled and exchanged into the right to receive cash in an amount equal to $7.84, without interest thereon (an amount that is lower than the Public Shareholder Per Share Price), in accordance with the Merger Agreement.

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IN WITNESS WHEREOF, the Company, Parent and the Stockholder have executed this Agreement as of the date first written above.

PARENT:

OLYMPUS WATER HOLDINGS IV, L.P. By: Olympus Water Holdings Limited, its General Partner

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Director

THE COMPANY:

DIVERSEY HOLDINGS, LTD., a Cayman Islands exempted company

By:	/s/ Michael Chapman
	Name:	Michael Chapman
	Title:	Authorized Signatory

STOCKHOLDER:

BCPE DIAMOND INVESTOR, LP,
a Delaware limited partnership
By: BCPE Diamond GP, LLC
its general partner
By: Bain Capital Fund XI, L.P.
its managing member
By: Bain Capital Partners XI, L.P.
its general partner
By: Bain Capital Investors, LLC
its general partner

By:	/s/ Kenneth Hanau
Name:	Kenneth Hanau
Title:	Partner

Signature Page to Voting Agreement

Schedule A

Stockholder	Address	Owned Shares
BCPE DIAMOND INVESTOR, LP a Delaware limited partnership

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116
Attention: Ken Hanau
E-mail: [***]

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Sarkis Jebejian, P.C.

Christopher M. Thomas, P.C.

Andrew Struckmeyer

E-mail: sarkis.jebejian@kirkland.com

christopher.thomas@kirkland.com

andrew.struckmeyer@kirkland.com

236,983,211 Company Shares